Exhibit 10.51

FORM OF

SPLIT DOLLAR INSURANCE AGREEMENT

THIS AGREEMENT, is made and entered into this 8th day of November, 2007, by and between Abington Bank, a Pennsylvania banking corporation, located in Jenkintown, PA (the “Bank”), and                     , an employee of Abington Bank, residing at                                         . (hereinafter referred to as the “Employee”).

INTRODUCTION

WHEREAS, Employee is an officer or other highly paid employee of the Bank.

The Bank is the owner of insurance policy or policies shown on Schedule “1” attached hereto and incorporate herein by reference (hereinafter referred to as the “Insurance Policy”), with the life insurance company or companies shown on Schedule “1” (herein after referred to as the “Insurance Company” or “Insurer”), on the life of the Employee.

The Bank desires to induce Employee to continue to utilize his/her best efforts on behalf of the Bank by its payment or premium due on the Insurance Policy, and share with the employee the financial benefit the policy can achieve.

WHEREAS, the Bank is the owner of the Insurance Policy and wishes to endorse a portion of the death benefit of the policy to Employee.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, it is agreed between the parties hereto as follows:

SECTION 1: OWNERSHIP OF INSURANCE:

The Bank is and shall continue to be owner of the Insurance Policy, the Bank may exercise all the rights and ownership with respect to the Insurance Policy, and the Bank possesses all incidence of ownership with respect to the Insurance Policy, except as provided in Section 4 of this Agreement. The Insurance Policy is listed on Schedule “1” and Abington Bank may to the extent allowed by law substitute and/or change the Insurer so long as Abington Bank fully complies with the provisions of this Agreement to provide an Insurance Policy in the amount and on the terms of Schedule “1”.

SECTION 2: PAYMENT OF PREMIUMS:

The Bank shall pay each premium on the Insurance Policy to the Insurer on or before the due date of such premium or within the grace period allowed by the Insurance Policy for the payment of such premium. It is anticipated that the Insurance Policy will be a single premium modified endowment contract.

SECTION 3: RIGHTS OF ABINGTON BANK:

Upon the occurrence of an event described in Section 5 of this Agreement, the Bank shall be entitled to receive an amount equal to all death benefits less those explicitly provided to the Employee’s beneficiary under Section 4 hereof (the “Bank’s Policy Interest”). The Bank’s Policy Interest shall be payable as provided in Section 5 of this Agreement. The Bank’s Policy Interest shall be reduced by any amount borrowed against the Insurance Policy.

SECTION 4: RIGHT OF EMPLOYEE:

4.1 The Employee’s designated beneficiary shall receive a portion of the death benefits of the Insurance Policy (the “Employee Death Benefit”) and the Employee shall have the right to designate and change direct and contingent beneficiaries (collectively, the “Beneficiary”). The Beneficiary designation shall be made on forms provided by the Bank and in manner acceptable to the Bank, Employee’s written designation of Beneficiary shall be conclusive proof of the Employees Beneficiary designation and upon Bank’s payment to the designated Beneficiary the Bank shall have no further liability to the estate of the Employee or Beneficiary.

4.2 In the case of the Employee’s death before Termination of Employment, the Employee shall have the right to designate the beneficiary (ies) of death proceeds in the amount of the Employee’s annual salary at the time of death multiplied by three (to a maximum of $250,000.00), plus an additional $150,000.00.

4.3 The Bank and Employee agree to cooperate and execute any other further documents that may be required to effectuate this Agreement.

4.4 Employee Death Benefit defined in subsection 4.2 hereinabove shall be due and payable by the Insurance Company referred in Schedule 1 and Employee agrees to look solely to Insurance Company for payment. Employee agrees for himself/herself and his/her heirs, personal representatives, executors, administrators, beneficiaries, successors and assigns hereby Releases Bank completely and fully from any and all claims whatsoever whether known or unknown resulting from the Agreement. Payment as used herein shall be defined as presentment of an Insurance Company check to the designated Beneficiary.

SECTION 5: DEATH CLAIMS:

5.1 When the Employee dies, the Bank shall be entitled to receive from the insurance company a portion of the death benefits payable under the insurance policy equal to the Bank’s Policy Interest the receipt of this amount by the Bank shall constitute satisfaction of the Bank’s rights under Section 3 of this Agreement.

5.2 When the Employee dies, the Beneficiary shall be entitled to receive from the insurance company the amount of the death benefits equal to the Employee Death Benefit.

SECTION 6: TERMINATION OF AGREEMENT:

This Agreement shall terminate on the occurrence of any of the following events prior to the death of the Employee.

6.1 Cancellation of the insurance policy which the Bank has the absolute right to do.

6.2 Cessation of the Bank’s business which is not continued by Abington Bank or Abington Bank’s successor, if any.

6.3 Written notice given by either party to the other.

6.4 Bankruptcy, receivership or dissolution of the Bank.

SECTION 7: NON-TERMINATION OF CHANGE OF CONTROL:

7.1 Notwithstanding the provisions of Section 6, in the event of and upon the occurrence of a Change of Control as defined herein, this Agreement and Employee’s right hereunder shall be absolute and non-terminable and shall not terminate for any of the reasons set out in Section 6.1 – 6.4, inclusive, except with Employee’s written consent. For purposes of this Agreement, a “Change of Control” shall be deemed to occur when: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Bank representing 50% plus one vote, or more, of the total voting power represented by the Bank’s then outstanding voting securities entitled to vote generally in the election of directors; or (ii) there is consummated a merger or consolidation of the Bank with any other entity, other than a merger or consolidation which would result in the voting securities of the Bank outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Bank or such surviving entity outstanding immediately after such merger or consolidation, or (iii) there is consummated the sale or disposition by the Bank of all or substantially all of the assets of the Bank; or (iv) there occurs any event that would be described in sections 7/1(i), (ii) or (iii) above, if “Abington Community Bancorp, Inc.” (the “Company”) were substituted for “the Bank” therein. Notwithstanding the foregoing, no acquisition or ownership of securities of the Bank or the Company by the Bank, the Company, any employee benefit plan maintained for their employees or any person controlled (within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended) by either of them shall constitute a Change of Control for purposes of this agreement.

SECTION 8: RIGHTS UPON TERMINATION:

If this Agreement is terminated under Section 6 of this Agreement the Employee shall forfeit all right to the death benefit specified in Section 4 and Abington Bank at its sole discretion may retain or terminate the Insurance Policy.

SECTION 9: AMENDMENT OF AGREEMENT:

Except as set out herein, the Agreement shall not be modified or amended except by a writing signed by the Employee and Abington Bank. The Agreement shall be binding upon the successor and assigns of each party to this Agreement.

SECTION 10: STATE LAW:

This Agreement shall be subject to and shall be construed under the laws of the State of Pennsylvania.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ABINGTON BANK

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